                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                         AMENDMENT NO. 1 ON FORM 8-K/A
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934 DATE
                  OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               FEBRUARY 27, 1998

                                     0-16979
                            (Commission File Number)

                              --------------------



                             TYCO INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)



                        BERMUDA                          NOT APPLICABLE
             (Jurisdiction of Incorporation)              (IRS Employer
                                                      Identification Number)



        THE GIBBONS BUILDING, 10 QUEEN STREET, SUITE 301 HAMILTON HM11,
          BERMUDA (Address of registrant's principal executive office)



                                  441-292-8674
                         (Registrant's telephone number)

                                ----------------



*The executive offices of the Registrant's principal United States subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On February 27, 1998, a subsidiary of Tyco International Ltd. (the "Company" or "Tyco") consummated the purchase of the Sherwood-Davis & Geck division ("Sherwood") of American Home Products Corporation for cash of $1.77 billion. Sherwood is a manufacturer of medical and surgical devices, such as catheters, needles and syringes, sutures, thermometers and other specialized disposable medical products with annual revenues of approximately $1.0 billion. The products are distributed around the world with approximately 50 percent of the sales coming from outside the United States. Sherwood will be integrated with The Kendall Company within Tyco's Disposable and Specialty Products group. The Company intends to account for this acquisition as a purchase.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a) Financial Statements of Business Acquired.

         Attached hereto.

                         THE SHERWOOD-DAVIS & GECK GROUP


              COMBINED FINANCIAL STATEMENTS AS OF DECEMBER 31, 1997


                                  TOGETHER WITH


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Sherwood Medical Company:


We have audited the accompanying combined balance sheet of The Sherwood-Davis & Geck Group, as defined (see Note 1), as of December 31, 1997 and the related combined statements of income and changes in parent company's investment and advances, and cash flows for the year then ended. These financial statements are the responsibility of The Sherwood-Davis & Geck Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of The Sherwood-Davis & Geck Group, as defined (see Note 1), as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                     ARTHUR ANDERSEN LLP



Roseland, New Jersey
May 11, 1998

                         THE SHERWOOD-DAVIS & GECK GROUP

                              (AS DEFINED, NOTE 1)


                 COMBINED BALANCE SHEET AS OF DECEMBER 31, 1997

                         (IN THOUSANDS OF U.S. DOLLARS)


                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                             $36,896
   Accounts receivable, net of allowance for doubtful
      accounts and cash discounts of $9,272                              212,122
   Inventories, net                                                      259,694
   Other current assets                                                   15,744
                                                                      ----------

                  Total current assets                                   524,456

INVESTMENTS                                                               12,145

PROPERTY, PLANT AND EQUIPMENT, net                                       286,347

GOODWILL AND OTHER INTANGIBLE ASSETS, net                                335,868

OTHER ASSETS                                                               9,646
                                                                      ----------

                                                                      $1,168,462
                                                                      ==========

            LIABILITIES AND PARENT COMPANY'S INVESTMENT AND ADVANCES

CURRENT LIABILITIES:
   Notes payable                                                          $4,930
   Accounts payable                                                       40,611
   Accrued expenses                                                      118,294
   Accrued income taxes                                                    7,051
                                                                      ----------

     Total current liabilities                                           170,886
                                                                      ----------

OTHER NONCURRENT LIABILITIES                                               6,699

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST                                                         22,863

PARENT COMPANY'S INVESTMENT AND ADVANCES                                 968,014
                                                                      ----------

     Total liabilities and parent company's investment and advances   $1,168,462
                                                                      ==========

           The accompanying notes to the combined financial statements are an integral part of this balance sheet.

                         THE SHERWOOD-DAVIS & GECK GROUP

                              (AS DEFINED, NOTE 1)


                    COMBINED STATEMENT OF INCOME AND CHANGES

                   IN PARENT COMPANY'S INVESTMENT AND ADVANCES

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                         (IN THOUSANDS OF U.S. DOLLARS)


NET SALES                                                             $979,162

COST OF GOODS SOLD                                                     522,850
                                                                      --------

                  Gross profit                                         456,312
                                                                      --------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                           298,285

RESEARCH AND DEVELOPMENT EXPENSES                                       27,683

AMORTIZATION OF GOODWILL                                                 9,168
                                                                      --------

                  Operating income                                     121,176

OTHER INCOME:
   Interest income, net                                                  3,020
   Other expense, net                                                     (326)
                                                                      --------

                  Income before provision for income taxes             123,870

PROVISION FOR INCOME TAXES                                              42,837
                                                                      --------

                  Net income                                            81,033

PARENT COMPANY'S INVESTMENT AND ADVANCES, beginning of year            931,629

ADVANCES, WITHDRAWALS AND DIVIDENDS, net                                44,648
                                                                      --------

PARENT COMPANY'S INVESTMENT AND ADVANCES, end of year                 $968,014
                                                                      ========


           The accompanying notes to the combined financial statements are an integral part of this statement.

                         THE SHERWOOD-DAVIS & GECK GROUP

                              (AS DEFINED, NOTE 1)


                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                         (IN THOUSANDS OF U. S. DOLLARS)



OPERATING ACTIVITIES:
   Net income                                                         $ 81,033
   Adjustments to reconcile net income to net cash provided from operating activities-
        Income allocated to minority interest                            4,376
        Depreciation and amortization                                   65,807
   Changes in assets and liabilities-
      Accounts receivable                                               (5,925)
      Inventories                                                      (24,479)
      Other current assets                                              (3,531)
      Other assets                                                       1,500
      Notes payable                                                        746
      Accounts payable                                                   7,439
      Accrued expenses                                                  35,578
      Accrued income taxes                                               1,427
      Other noncurrent liabilities                                     (50,194)
      Other changes in minority interest, net                            1,792
                                                                      --------

                  Net cash provided from operating activities          115,569
                                                                      --------

INVESTING ACTIVITIES:
   Purchases of property, plant and equipment, net                     (70,272)
   Changes in investments, net                                          (1,910)
   Acquisition of intangibles, net                                     (17,952)
                                                                      --------

                  Net cash used in investing activities                (90,134)

FINANCING ACTIVITIES -- Change in parent company's investment
   and advances, net                                                   (27,998)

EFFECT OF EXCHANGE RATES ON CASH BALANCES                               (1,166)
                                                                      --------

                  Decrease in cash                                      (3,729)

CASH, beginning of year                                                 40,625
                                                                      --------

CASH, end of year                                                     $ 36,896
                                                                      ========


           The accompanying notes to the combined financial statements are an integral part of this statement.

                         THE SHERWOOD-DAVIS & GECK GROUP

                              (AS DEFINED, NOTE 1)


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                         (IN THOUSANDS OF U.S. DOLLARS)




(1)  DESCRIPTION OF BUSINESS:

     The combined balance sheet and statement of income reflects substantially all of the assets, liabilities and operations of Sherwood Medical Company (doing business as Sherwood-Davis & Geck) and, to the extent primarily related to the business conducted by the Sherwood Medical Company, affiliated entities (collectively, The Sherwood-Davis & Geck Group).

     The Sherwood-Davis & Geck Group develops, manufactures, and markets a wide array of medical and surgical device products including catheters, needles, syringes, thermometry and other specialized products.

     On December 20, 1997 American Home Products Corporation (AHPC or Parent) and its wholly-owned subsidiaries, American Cyanamid Company (ACC) and AHPC Subsidiary Holding Corporation entered into an agreement with Tyco International (US) Inc. (Tyco) for the sale of The Sherwood-Davis & Geck Group.

     Basis of Presentation of the
     Combined Statements
     ----------------------------

     All significant intercompany accounts and transactions have been eliminated in preparing the combined statements.

     Summary of Significant Accounting Policies-
     -------------------------------------------

     Allowance for Doubtful Accounts and Cash Discounts-
     ---------------------------------------------------

     The following summarizes the allowance for doubtful accounts and cash discounts and the related activity-

                                                                 Write-offs and
                                       Beginning   Charged to   Reductions, Net      Ending
            Description                 Balance      Expense      of Recoveries      Balance
            -----------                ---------   ----------   ------------------   -------

     Allowance for doubtful accounts
       and cash discounts-
       December 31, 1997                 $8,970       $625            ($323)          $9,272



     Inventories-
     ------------

     Inventories are stated at the lower of first-in, first-out (FIFO) cost or market.

     The components of inventory at December 31, 1997 are as follows-

     Raw materials and work-in-process          $114,776
     Finished goods                              144,918
                                                --------


                                                $259,694
                                                ========

     Investments-
     ------------

     Investments primarily consist of three 50% joint ventures with B. Braun Melsurgen AG and B. Braun Medical S.A. The joint ventures are accounted for using the equity method of accounting.

     The equity in earnings of the joint ventures for the year ended December 31, 1997 was $2,856 and is included in other income.

     Property, Plant and Equipment-
     ------------------------------

     Property, plant and equipment is stated at cost. Normal maintenance and repairs are charged to expense as incurred. Additions and improvements either to provide necessary capacity, improve the efficiency of production, or to modernize facilities are capitalized. Depreciation is calculated on a straight-line basis over the estimated useful lives of the various classes of assets (which range from 2 to 40 years).

     Property, plant and equipment consists of-

        Land and land improvements              $  13,963
        Building and building improvements        171,983
        Machinery and equipment                   429,576
        Furniture and fixtures                     51,304
                                                ---------

                                                  666,826

        Less- Accumulated depreciation           (380,479)
                                                ---------

                                                $ 286,347
                                                =========

     Goodwill and Other Intangible Assets-
     -------------------------------------

     During 1994, AHPC acquired substantially all of the outstanding shares of ACC which included the Davis & Geck Business, now part of The Sherwood-Davis & Geck Group. Goodwill represents the excess of cost over the fair value of net assets acquired that relates to the Davis & Geck Business. Goodwill is being amortized using the straight-line method over a 40 year period. Other intangible assets consist primarily of costs associated with patents, trademarks, sales rights and noncompete agreements. Other intangible assets are being amortized over periods of one to 17 years. At December 31, 1997, goodwill and other intangible assets consists of the following-

     Goodwill                                   $339,069
     Other intangible assets                      52,445
                                                --------

                                                 391,514
     Accumulated amortization                    (55,646)
                                                --------

                                                $335,868
                                                ========

     Impairment of Long-Lived Assets-
     --------------------------------

     The Sherwood-Davis & Geck Group is required, among other things, to review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. The Sherwood-Davis & Geck Group does not believe that any such change has occurred.

     Research and Development-
     -------------------------

     Research and development costs are charged to expense as incurred.

     Concentration of Risk-
     ----------------------

     Financial instruments subject to credit risk are primarily trade accounts receivable. Due to the large number and diversity of The Sherwood-Davis & Geck Group's customer base, concentration of credit risk with respect to trade receivables is limited.

     For the year ended December 31, 1997, The Sherwood-Davis & Geck Group had one customer that accounted for approximately 10% of net sales.

     Use of Estimates-
     -----------------

     The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     Accounts Payable and Accrued Expenses-
     --------------------------------------

     Accounts payable and certain accrued expenses payable to affiliates of The Sherwood-Davis & Geck Group have been included as part of the Parent company's investment and advances. Accounts payable consists of trade payables. Accrued expenses consist of the following-

     Payroll and related expenses               $ 26,191
     Rebates                                      22,508
     Plant closure expenses                       32,296
     Other                                        37,299
                                                --------

                                                $118,294
                                                ========

     Parent Company's Investment and Advances-
     -----------------------------------------

     Parent company's investment and advances includes the stockholder's equity of The Sherwood-Davis & Geck Group described above. The equity of the individual subsidiaries represents the original investment by AHPC, plus accumulated net income and net advances, withdrawals and dividends. Cash receipts are transferred to AHPC by daily cash sweeps and AHPC makes funds available for operating expenses in the United States.

(2)  COMMITMENTS AND CONTINGENCIES:

     The Sherwood-Davis & Geck Group leases certain warehouse space, machinery, office equipment and automobiles under operating leases. Rental expense for the year ended December 31, 1997 of $10,079 is included in cost of goods sold and selling, general and administrative expenses. The future minimum lease payments are as follows-

     1998                                       $ 9,417
     1999                                         6,335
     2000                                         5,647
     2001                                         4,991
     2002                                         3,070
     Thereafter                                   3,895
                                                -------

                                                $33,355
                                                =======

     The Sherwood-Davis & Geck Group is involved in various legal matters including product liability and intellectual property proceedings which are considered normal to its business. In the opinion of management, although the outcome of any legal proceeding cannot be predicted with certainty, the ultimate liability in connection with its legal proceedings will not have a material adverse effect on the combined financial position but could be material to the combined results of operations of The Sherwood-Davis & Geck Group in any one accounting period.

(3)  TRANSLATION OF CURRENCIES:

     International assets and liabilities are translated into United States dollars at period end exchange rates and international profit and loss account items are translated into United States dollars at monthly average exchange rates.

(4)  INCOME TAXES:

     The domestic operations of The Sherwood-Davis & Geck Group are included in the consolidated tax returns of AHPC and its subsidiaries. The Sherwood-Davis & Geck Group has reflected taxes in the accompanying statement of income at the statutory tax rates without regard for temporary differences. Accordingly, The Sherwood-Davis & Geck Group has no deferred tax assets or liabilities since those amounts are being paid or received by AHPC. Deferred tax assets and liabilities would reflect temporary differences between assets and liabilities for financial reporting purposes and income tax purposes. Such temporary differences are primarily attributable to depreciation, allowances for doubtful accounts, trade promotion accruals and other accruals and have not been significant.

     The provision for income taxes consists of-

     Domestic                                   $16,211
     Foreign                                     26,626
                                                -------

                                                $42,837
                                                =======

     A reconciliation between The Sherwood-Davis & Geck Group's effective tax rate and U. S. statutory rate is as follows-

     U. S. statutory rate                                               35.0%
     Puerto Rico and certain foreign operations, taxed at lower rates   (7.9)
     Amortization of goodwill                                            7.5
                                                                        ----

     Effective tax rate                                                 34.6%
                                                                        ====

(5)  RELATED PARTY TRANSACTIONS:

     The combined statement of income includes the costs of certain administrative and other services provided by AHPC and allocated to The Sherwood-Davis & Geck Group. These services include treasury, tax, legal, environmental, safety, public relations, audit and executive management advisory functions. The charge to The Sherwood-Davis & Geck Group for corporate administration was $5,702 in 1997.

     Various insurance coverages are provided to The Sherwood-Davis & Geck Group through AHPC consolidated programs. Medical, dental, auto, property, product liability and other insurance charges incurred by AHPC are allocated to The Sherwood-Davis & Geck Group based on AHPC's overall cost. The charge for these coverages of $23,145 in 1997 has been included in the combined statement of income.

     These costs have been allocated on a basis which management believes is reasonable.

(6)  INCENTIVE PLANS:

     AHPC has a Management Incentive Plan that provides for cash and deferred contingent common stock awards to key employees and a stock option program.

     No awards were made to The Sherwood-Davis & Geck Group personnel under the AHPC Management Incentive Plan for 1997. During 1996 and 1997 certain employees of The Sherwood-Davis & Geck Group were granted stock options under the AHPC stock option plans. These options have a ten year term and generally vest one year from date of grant.

     Transactions involving the plans are summarized as follows-

                                                                 Weighted
                                                             Average Exercise
                                                     1997          Price
                                                    ------   ----------------
     Options shares-
       Outstanding January 1                        2,782        $35.77
       Granted ($70.59 - $72.44)                      806         72.39
       Canceled ($23.61 - $72.44)                     (51)        64.07
       Exercised ($21.64 - $53.06)                   (717)        34.13
                                                    -----        ------

       Outstanding December 31 ($23.61 - $72.44)    2,820        $46.15
                                                    =====        ======

     Exercisable December 31                        2,048        $36.26
                                                    =====        ======

     Effective January 1, 1996, AHPC adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted by the statement, AHPC has elected to continue to account for stock-based compensation using the intrinsic value method under Accounting Principles Board Opinion No.
     25. Accordingly, no compensation expense has been recognized for stock options. If compensation expense for The Sherwood-Davis & Geck Group's stock options issued in 1996 and 1997 had been determined based on the fair value method of accounting, as defined in SFAS No. 123, The Sherwood-Davis & Geck Group's net income would have been reduced to the pro forma amount indicated below-

     Net income-
       As reported                                $81,033
       Pro forma                                   76,666

     The fair value of issued stock options is estimated on the date of grant using the Black-Scholes option-pricing model incorporating the following assumptions for options granted in 1997 and 1996: expected volatility (the amount by which the stock price is expected to fluctuate) of 18.3% and 15.0%; expected dividend yield of 3.7% and 4.3%; risk-free interest rate of 6.5% and 6.4%; and expected life of four years. The weighted average fair value of options granted during 1997 and 1996 was $11.78 and $6.83, respectively.

(7)  EMPLOYEE BENEFIT PLANS:

     The Sherwood-Davis & Geck Group sponsors several retirement plans for certain employees. Other employees are included in AHPC's sponsored benefit plans. These benefit costs are allocated to The Sherwood-Davis & Geck Group based on eligible employees participating in the plans. The combined statement of income includes charges of $14,733 relating to these benefits.

     The actuarial present value of the Sherwood Medical Pension Plan for Hourly Wage Employees (Monoject Division) as of December 31, 1997 was as follows-

     Benefit obligation-
        Vested                                                  $27,704
        Nonvested                                                 2,343
                                                                -------

     Accumulated benefit obligation                              30,047

     Effect on benefits from projected compensation increases     2,127
                                                                -------

     Projected benefit obligation                                32,174
     Plan assets at fair value                                   29,111
                                                                -------

     Projected benefit obligation in excess of plan assets        3,063
     Unrecognized net loss                                       (3,969)
     Unrecognized net transition obligation                         402
     Unrecognized prior service cost                                (97)
                                                                -------

     Net prepaid pension cost                                     ($601)
                                                                =======

     Assumptions used in developing the projected benefit obligation as of December 31, 1997 are as follows-

     Discount rate                                              7.25%
     Rate of increase in compensation                           4.00%
     Rate of return on plan assets                              9.50%

(8)  COMPANY DATA BY GEOGRAPHIC SEGMENT:

     Net sales to customers for the year ended December 31, 1997-
        United States, Canada and Latin America                    $  576,952
        Europe and Africa                                             274,074
        Asia and Australia                                            128,136
                                                                   ----------

                       Combined total                              $  979,162
                                                                   ==========

     Income before taxes for the year ended December 31, 1997-
        United States, Canada and Latin America                    $   62,972
        Europe and Africa                                              33,466
        Asia and Australia                                             27,432
                                                                   ----------

                       Combined total                              $  123,870
                                                                   ==========

     Total assets at December 31, 1997-
        United States, Canada and Latin America                    $  624,259
        Europe and Africa                                             407,006
        Asia and Australia                                            137,197
                                                                   ----------

                       Combined total                              $1,168,462
                                                                   ==========

(9)  IMPACT OF RECENT ACCOUNTING STANDARDS:

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income," was issued to establish standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. This statement requires disclosure of the components of comprehensive income including, among other things, foreign currency translation adjustments, minimum pension liability items and unrealized gains and losses on certain investments in debt and equity securities. The statement is effective for fiscal years beginning after December 15, 1997.

(10) TRANSITION AGREEMENT:

     On December 20, 1997, AHPC and Tyco entered into a transition services agreement, whereby AHPC will provide for a fee, among other services, certain back office and support services, services related to international regulatory affairs, quality assurance and quality control services and warehouse and distribution services for certain periods not exceeding
     18 months.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

         (b) Pro Forma Financial Information.

         The following unaudited pro forma combined condensed financial statements set forth the results of operations for the nine month transition period ended September 30, 1997 ("Fiscal 1997") and the three months ended December 31, 1997, as if the acquisition of The Sherwood-Davis & Greck Group ("Sherwood") by Tyco had occurred at the beginning of Fiscal 1997. The financial position as of December 31, 1997 is presented as if the acquisition had occurred as of that date. Sherwood has a December 31 financial year, which differs from Tyco's September 30 fiscal year end. Tyco's most recent Form 10-K presented the audited financial statements for the nine month transition period ended September 30, 1997. The pro forma combined condensed statements of operations for the nine month transition period ended September 30, 1997 and the three months ended December 31, 1997 include the historical results of operations for Sherwood for those same corresponding periods of operation.

         The acquisition will be accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of the future operations or the actual results that would have occurred had the acquisition of Sherwood been consummated at the beginning of Fiscal 1997. The pro forma combined condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in Tyco's Transition Report on Form 10-K and the financial statements filed under part (a) of this item.


                            TYCO INTERNATIONAL LTD.
                                      AND
                         THE SHERWOOD-DAVIS & GECK GROUP
       PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (unaudited)
                      NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                               HISTORICAL                PRO FORMA
                                                          --------------------    ------------------------
                                                            TYCO      SHERWOOD    ADJUSTMENTS     COMBINED
                                                          --------    --------    -----------     --------
                                                                (IN MILLIONS, EXCEPT PER SHARE DATA)

NET SALES................................................ $7,588.2    $  730.7     $     --       $8,318.9
Cost of goods sold.......................................  5,102.6       390.9           --        5,493.5
Selling, general and administrative expenses.............  1,534.9       245.1         (6.6)(a)    1,799.5
                                                                                       26.1(b)
Merger, restructuring and other non-recurring charges....    917.8          --           --          917.8
Charge for the impairment of long-lived assets...........    148.4          --           --          148.4
Write off of purchased in-process research and
  development............................................    361.0          --           --          361.0
                                                          --------    --------     --------       --------
Operating (loss) income..................................   (476.5)       94.7        (19.5)        (401.3)
Interest income..........................................     24.2         2.3           --           26.5
Interest expense.........................................   (137.5)         --        (78.7)(c)     (216.2)
Other income less expenses...............................       --        (1.7)          --           (1.7)
                                                          --------    --------     --------       --------
(Loss) income before income taxes and extraordinary
  items..................................................   (589.8)       95.3        (98.2)        (592.7)
Income taxes.............................................   (187.0)      (33.1)        27.6(d)      (192.5)
                                                          --------    --------     --------       --------
(Loss) income before extraordinary items.................   (776.8)       62.2        (70.6)        (785.2)
Extraordinary items, net of taxes........................    (58.3)         --           --          (58.3)
                                                          --------    --------     --------       --------
NET (LOSS) INCOME........................................ $ (835.1)   $   62.2     $  (70.6)      $ (843.5)
                                                          ========    ========     ========       ========

BASIC EARNINGS PER SHARE:
(Loss) income before extraordinary items................. $  (1.50)                               $  (1.51)
Extraordinary items, net of taxes........................     (.11)                                   (.11)
                                                          --------                                --------
Net (Loss) Income........................................ $  (1.61)                               $  (1.62)
                                                          ========                                ========

DILUTED EARNINGS PER SHARE:
(Loss) income before extraordinary items................. $  (1.50)                               $  (1.51)
Extraordinary items, net of taxes........................     (.11)                                   (.11)
                                                          --------                                --------
Net (Loss) Income........................................ $  (1.61)                               $  (1.62)
                                                          ========                                ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic....................................................    519.5                                   519.5
                                                          ========                                ========
Diluted..................................................    519.5                                   519.5
                                                          ========                                ========

                            TYCO INTERNATIONAL LTD.
                                      AND
                         THE SHERWOOD-DAVIS & GECK GROUP
       PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (unaudited)
                     THREE MONTHS ENDED DECEMBER 31, 1997

                                                               HISTORICAL                PRO FORMA
                                                          --------------------    ------------------------
                                                            TYCO      SHERWOOD    ADJUSTMENTS     COMBINED
                                                          --------    --------    -----------     --------
                                                                (IN MILLIONS, EXCEPT PER SHARE DATA)

NET SALES................................................ $2,687.5    $  248.5     $     --       $2,936.0
Cost of goods sold.......................................  1,791.7       132.0           --        1,923.7
Selling, general and administrative expenses.............    500.9        90.0         (2.5)(a)      597.1
                                                                                        8.7(b)
                                                          --------    --------     --------       --------
Operating income (loss)..................................    394.9        26.5         (6.2)         415.2
Interest income..........................................      6.8         0.7           --            7.5
Interest expense.........................................    (49.8)         --        (26.2)(c)      (76.0)
Other income less expenses...............................      7.5         1.4           --            8.9
                                                          --------    --------     --------       --------
Income before income taxes and extraordinary items.......    359.4        28.6        (32.4)         355.6
Income taxes.............................................   (118.6)       (9.8)         9.2(d)      (119.2)
                                                          --------    --------     --------       --------
Income before extraordinary items........................    240.8        18.8        (23.2)         236.4
Extraordinary items, net of taxes........................     (0.9)         --           --           (0.9)
                                                          --------    --------     --------       --------
NET INCOME............................................... $  239.9    $   18.8     $  (23.2)      $  235.5
                                                          ========    ========     ========       ========

BASIC EARNINGS PER SHARE:
Income before extraordinary items........................ $    .44                                $    .43
Extraordinary items, net of taxes........................       --                                      --
                                                          --------                                --------
Net income............................................... $    .44                                $    .43
                                                          ========                                ========

DILUTED EARNINGS PER SHARE:
Income before extraordinary items........................ $    .43                                $    .42
Extraordinary items, net of taxes........................       --                                      --
                                                          --------                                --------
Net income............................................... $    .43                                $    .42
                                                          ========                                ========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic....................................................    545.1                                   545.1
                                                          ========                                ========
Diluted..................................................    568.3                                   568.3
                                                          ========                                ========

                            TYCO INTERNATIONAL LTD.
                                      AND
                         THE SHERWOOD-DAVIS & GECK GROUP
            PRO FORMA COMBINED CONDENSED BALANCE SHEET (unaudited)
                              DECEMBER 31, 1997

                                                               HISTORICAL                 PRO FORMA
                                                          --------------------    -------------------------
                                                             TYCO     SHERWOOD    ADJUSTMENTS      COMBINED
                                                          ---------   --------    -----------     ---------
                                                                (IN MILLIONS, EXCEPT PER SHARE DATA)
CURRENT ASSETS:
Cash and cash equivalents................................ $   364.8   $   36.9     $  (30.4)(e)   $   371.3
Accounts receivable, net.................................   1,983.8      212.1        (23.9)(e)     2,172.0
Inventories..............................................   1,121.4      259.7           --         1,381.1
Other current assets.....................................     711.4       15.8         (2.6)(e)       840.1
                                                                                      115.5(f)
                                                          ---------   --------     --------       ---------
                                                            4,181.4      524.5         58.6         4,764.5

Property, plant and equipment............................   2,927.9      286.3        (45.9)(g)     3,168.3
Goodwill and other intangible assets.....................   2,952.3      335.9       (329.7)(e)     4,350.8
                                                                                    1,392.3(h)
Other assets.............................................     452.4       21.8           --           474.2
                                                          ---------   --------     --------       ---------
Total assets............................................. $10,514.0   $1,168.5     $1,075.3       $12,757.8
                                                          =========   ========     ========       =========

CURRENT LIABILITIES:
Loans payable and current maturities of long-term debt... $   259.0   $    4.9     $     --       $   263.9
Accounts payable.........................................     876.2       40.6         (4.0)(e)       912.8
Accrued expenses.........................................   1,691.3      118.3         (6.8)(e)     2,086.9
                                                                                      284.1(i)
Other current liabilities................................     942.9        7.1           --           950.0
                                                          ---------   --------     --------       ---------
                                                            3,769.4      170.9        273.3         4,213.6
                                                          ---------   --------     --------       ---------
Long-term debt...........................................   2,382.2         --      1,770.0(j)      4,152.2
                                                          ---------   --------     --------       ---------
Other long-term liabilities                                   519.6        6.7           --           526.3
                                                          ---------   --------     --------       ---------
Minority interest........................................        --       22.9           --            22.9
                                                          ---------   --------     --------       ---------
SHAREHOLDERS' EQUITY:
Common shares............................................     110.0         --           --           110.0
Capital in excess:
  Share premium..........................................   2,188.8         --           --         2,188.8
  Contributed surplus....................................   2,392.5         --           --         2,392.5
Currency translation adjustment..........................    (211.4)        --           --          (211.4)
Accumulated deficit......................................    (637.1)        --           --          (637.1)
Parent Company's investment and advances.................        --      968.0       (968.0)(k)          --
                                                          ---------   --------     --------       ---------
                                                            3,842.8      968.0       (968.0)        3,842.8
                                                          ---------   --------     --------       ---------
Total liabilities and shareholders' equity............... $10,514.0   $1,168.5     $1,075.3       $12,757.8
                                                          =========   ========     ========       =========

                            TYCO INTERNATIONAL LTD.
                                      AND
                         THE SHERWOOD-DAVIS & GECK GROUP
     NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (unaudited)


1.   BASIS OF PRESENTATION

     The acquisition will be accounted for using the purchase method of accounting. The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment.

2.   PRO FORMA ADJUSTMENTS

     The accompanying pro forma adjustments in the Pro Forma Combined Condensed Statements of Operations and Pro Forma Combined Condensed Balance Sheets reflect the following items:

     (a) Reduction of amortization expense related to intangible assets not acquired by Tyco.

     (b) Increase in selling, general and administrative expenses due to amortization of the excess of the cost over the net assets acquired (goodwill) over a period of 40 years.

     (c) Increase in interest expense due to borrowing of long-term debt used to make the cash payment of $1.77 billion to acquire Sherwood, calculated using Tyco's average borrowing rate.

     (d) Income tax benefit associated with the adjustment above (excluding the amortization of goodwill), calculated at the statutory income tax rate of 35% applicable in Sherwood's domicile country, the United States.

     (e) Reduction for cash, accounts receivable, goodwill and other intangible assets, accounts payable and accrued expenses not acquired by Tyco.

     (f) Increase deferred income taxes to record tax effect of pro forma adjustments.

     (g) Write down of property, plant and equipment related to duplicate facilities, consolidation of operations and the disposal of excess equipment.

     (h) Excess of the cost over the fair value of the net assets acquired of Sherwood.

     (i) Record accrued expenses related to direct transaction costs and estimated acquisition liabilities.

     (j) Increased borrowings at the time of acquisition used to make the cash payment to acquire Sherwood.

     (k) Eliminate Sherwood's equity accounts.

3.   EARNINGS PER SHARE

     The effects on diluted earnings per share of convertible securities and other common stock equivalents are anti-dilutive in the nine months ended September 30, 1997.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits

Exhibit
Number                            Title
-------                           -----

  2.1 Purchase Agreement dated December 20, 1997 by and among American Cyanamid Company, American Home Products Corporation, AHP Subsidiary Holding Corporation and Tyco International (US) Inc.*

  2.2     Parent Guarantee of obligations dated December 20, 1997.*

  2.3 First Amendment to Purchase Agreement dated February 27, 1998 by and among American Cyanamid Company, American Home Products Corporation, AHP Subsidiary Holding Corporation and Tyco International (US) Inc.*

  23      Consent of Arthur Andersen LLP


-------------
* Previous filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                            Tyco International Ltd.



                            By: /s/ Mark H. Swartz
                               ------------------------------------------------
                               Mark H. Swartz
                               Executive Vice President-Chief Financial Officer



Date: May 13, 1998

                                  EXHIBIT INDEX

Exhibit
Number
------

2.1 Purchase Agreement dated December 20, 1997 by and among American Cyanamid Company, American Home Products Corporation, AHP Subsidiary Holding Corporation and Tyco International (US) Inc.*

2.2    Parent Guarantee of obligations dated December 20, 1997.*

2.3 First Amendment to Purchase Agreement dated February 27, 1998 by and among American Cyanamid Company, American Home Products Corporation, AHP Subsidiary Holding Corporation and Tyco International (US) Inc.*

23     Consent of Arthur Andersen LLP

---------------
* Previously filed.